EXHIBIT 4.6
                                                                     -----------



                        WILLIAMS SCOTSMAN OF CANADA, INC.

                                   as Obligor




                                       and




                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                    (formerly known as BANKERS TRUST COMPANY)

                               as Collateral Agent





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                AMENDED AND RESTATED CANADIAN SECURITY AGREEMENT

                                 August 18, 2003


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                              STIKEMAN ELLIOTT LLP


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                                TABLE OF CONTENTS


                                    ARTICLE 1
                                 INTERPRETATION

Section 1.1       Defined Terms................................................2
Section 1.2       Terms Incorporated by Reference.............................14
Section 1.3       Statutes....................................................14
Section 1.4       Certain Phrases, etc........................................14
Section 1.5       Gender and Number...........................................15
Section 1.6       Headings, etc...............................................15
Section 1.7       Schedules...................................................15

                                    ARTICLE 2
                                    SECURITY

Section 2.1       Grant of Security...........................................15
Section 2.2       Obligations Secured.........................................17
Section 2.3       Attachment..................................................17
Section 2.4       Scope of Security Interest..................................17
Section 2.5       Grant of Licence to Use Intellectual Property...............19
Section 2.6       Care and Custody of Collateral..............................19
Section 2.7       Rights of the Obligor.......................................20

                                    ARTICLE 3
                                   ENFORCEMENT

Section 3.1       Enforcement.................................................20
Section 3.2       Remedies....................................................20
Section 3.3       Additional Rights...........................................22
Section 3.4       Receiver's Powers...........................................23
Section 3.5       Appointment of Attorney.....................................23
Section 3.6       Dealing with the Collateral.................................24
Section 3.7       Standards of Sale...........................................24
Section 3.8       Dealings by Third Parties...................................25
Section 3.9       Registration Rights.........................................25

                                    ARTICLE 4
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1       General Representations, Warranties and Covenants...........26
Section 4.2       After Acquired Receivables..................................33
Section 4.3       Maintenance of Records for Receivables and Contracts........33
Section 4.4       Modification of Terms, etc..................................34
Section 4.5       Collection..................................................34


                                       (i)
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Section 4.6       Obligor Remains Liable......................................34
Section 4.7       Collateral in the Possession of a Bailee....................35
Section 4.8       Intellectual Property.......................................35
Section 4.9       Representations and Warranties Concerning Trade-marks.......35
Section 4.10      Trade-mark Licenses and Assignments.........................36
Section 4.11      Trade-mark Infringements....................................36
Section 4.12      Preservation of Trade-marks.................................36
Section 4.13      Maintenance of Trade-mark Registration......................36
Section 4.14      Future Registered Trade-marks...............................37
Section 4.15      Representations and Warranties Concerning Patents,
                  Copyrights and Designs......................................37
Section 4.16      Patent, Copyright and Design Licenses and Assignments.......38
Section 4.17      Patent, Copyright and Design Infringements..................38
Section 4.18      Maintenance of Patents, Copyrights and Designs..............38
Section 4.19      Prosecution of Patent, Copyright and Design Applications....38
Section 4.20      Future Patents, Copyrights and Designs......................38
Section 4.21      Remedies Concerning Intellectual Property...................39
Section 4.22      Status of Accounts Collateral...............................40
Section 4.23      Business Outside Certain Jurisdictions......................40
Section 4.24      Insurance...................................................41
Section 4.25      Perfection and Protection of Security Interest..............41
Section 4.26      Additional Security.........................................42
Section 4.27      Financing Statements........................................42
Section 4.28      Deposit Accounts............................................42

                                    ARTICLE 5
                                     GENERAL

Section 5.1       Notices.....................................................44
Section 5.2       Discharge...................................................46
Section 5.3       No Merger, Survival of Representations and Warranties.......47
Section 5.4       Further Assurances..........................................47
Section 5.5       Supplemental Security.......................................47
Section 5.6       Successors and Assigns......................................47
Section 5.7       Severability................................................48
Section 5.8       Waivers, etc................................................48
Section 5.9       Collateral Agent and/or Secured Creditors not a Partner
                  or Limited Liability Company Member.........................48
Section 5.10      Application of Proceeds.....................................49
Section 5.11      Indemnity...................................................49
Section 5.12      Indemnity Obligations Secured by Collateral; Survival.......50
Section 5.13      Collateral Agent............................................51
Section 5.14      Governing Law...............................................51
Section 5.15      Conflicts...................................................51


                                      (ii)

Section 5.16      Acknowledgement and Confirmation............................51


                                     ADDENDA

SCHEDULE 2.1(1)(f)       SECURITIES AND INSTRUMENTS
SCHEDULE 2.1(1)(h)       INTELLECTUAL PROPERTY
SCHEDULE 4.1(a)          FORM OF CONFIRMATION OF SECURITY INTEREST IN
                         INTELLECTUAL PROPERTY
EXHIBIT "A" TO CONFIRMATION TRADE-
                         MARKS/PATENTS/COPYRIGHTS/INDUSTRIAL
                         DESIGNS
SCHEDULE 4.1(c)          FINANCING STATEMENTS
SCHEDULE 4.1(d)          LOCATION OF CHIEF EXECUTIVE OFFICE AND
                         CORPORATE MATTERS
SCHEDULE 4.1(e)          LOCATION OF INVENTORY AND EQUIPMENT
SCHEDULE 4.1(g)          TRADE NAMES
SCHEDULE 4.28            DEPOSIT ACCOUNTS
EXHIBIT "A" TO SCHEDULE 4.28 FORM OF CONTROL AGREEMENT
                         REGARDING DEPOSIT ACCOUNTS


                                      (iii)

                AMENDED AND RESTATED CANADIAN SECURITY AGREEMENT

         Amended and restated security agreement dated as of the 18th day of August, 2003, made by williams scotsman of canada, inc., a corporation incorporated and existing under the laws of the Province of Ontario, to and in favour of Deutsche Bank Trust Company Americas, as Collateral Agent for the benefit of the Secured Creditors.

         WHEREAS:

         (a) Bankers Trust Company, as administrative agent and the Lenders agreed to make certain credit facilities available to the Borrower upon the terms and conditions contained in the Original Credit Agreement;

         (b) Bankers Trust Company has changed its name to Deutsche Bank Trust Company Americas;

         (c) the parties to the Original Credit Agreement have agreed to amend the Original Credit Agreement pursuant to the provisions of the Second Amendment;

         (d) the Borrower may from time to time enter into one or more Interest Rate Agreements with one or more Interest Rate Creditors;

         (e) pursuant to the Guarantee, the Obligor has guaranteed to the First Lien Creditors the payment when due of the obligations of the Borrower under the Credit Documents, as more particularly described in the Guarantee;

         (f) the Obligor granted a security interest to and in favour of the Collateral Agent pursuant to the Original Security Agreement to secure the payment and performance of its obligations under the Guarantee;

         (g) the Borrower, INTER ALIA, and the Senior Secured Notes Trustee, as trustee, have entered into the Senior Secured Notes Indenture providing for (i) the issuance by the Borrower of the Senior Secured Notes to the Senior Secured Noteholders; and (ii) the guarantee by the Obligor, INTER ALIA, of the Borrower's obligations under the Senior Secured Notes Documents;

         (h) it is a condition precedent to the issuance of the Senior Secured Notes by the Borrower that the Obligor grant a security interest to and in favour of the Collateral Agent as security for the payment and performance of the Obligor's obligations under the applicable Senior Secured Notes Documents; and

         (i) the Collateral Agent, the Administration Agent for the benefit of the First Lien Creditors and the Senior Secured Notes Trustee for the

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                                       -2-


                  benefit of the Senior Secured Noteholders have agreed to enter into the Intercreditor Agreement for the purposes of setting out certain priorities;

         (j) pursuant to the terms of the Second Amendment, the Bank Creditors have authorized the Collateral Agent to amend and restate the Original Security Agreement for the purposes of, INTER ALIA, securing the obligations of the Obligor in respect of the Senior Secured Notes Documents;

         In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties hereto agree that the Original Security Agreement be amended and restated in its entirety as follows:

                                    ARTICLE 1
                                 INTERPRETATION

SECTION 1.1       DEFINED TERMS.

         As used in this security agreement and the recitals hereto, the following terms have the following meanings:

         "ADMINISTRATIVE AGENT" means DBTCA acting as administrative agent for the Lenders under the Credit Agreement and any successor appointed pursuant to the Credit Agreement.

         "APPLICABLE VALUE" means, with respect to any Subsidiary of the Borrower, the aggregate amount, par value, book value as carried by the Borrower or the market value, whichever is greater, of the capital stock or other securities of such Subsidiary.

         "BANK CREDITORS" means, collectively, the Lenders, the Collateral Agent, the Issuing Lender, the Co-Syndication Agents, the Co-Documentation Agents, the Administrative Agent and the Lead Arranger.

         "BORROWER" means Williams Scotsman, Inc., a corporation incorporated and existing under the laws of the State of Maryland, and its successors and permitted assigns.

         "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day in which banking institutions are authorized by law or other governmental actions to close.

         "CO-DOCUMENTATION AGENTS" means Bank of America, N.A. and GMAC Business Credit, LLC acting as co-documentation agents for the Lenders under the Credit Agreement and any successors appointed pursuant to the Credit Agreement, and their respective permitted assigns.

         "CO-SYNDICATION AGENTS" means, collectively, Fleet Capital Corporation and Congress Financial Corporation acting as co-syndication agents for the Lenders under the Credit Agreement and any successors appointed pursuant to the Credit Agreement, and their respective permitted assigns.

         "COLLATERAL" has the meaning ascribed thereto in Section 2.1(1).

         "COLLATERAL AGENT" means DBTCA acting as collateral agent for the Secured Creditors, and any successor thereto, or sub-collateral agent, appointed pursuant to the Credit Agreement, and its permitted assigns.

         "CONFIDENTIAL INFORMATION" means all trade secrets, confidential information, proprietary information, and confidential know-how including all unpatented inventions, all customer and supplier lists, all unpublished studies and data, prototypes, drawings, design and construction specifications and production, operating and quality control manuals, all marketing strategies and business plans, all current or proposed business opportunities, and all documents, material and media embodying other items of Confidential Information.

         "CONTRACT RIGHTS" means all rights of the Obligor (including all Rentals and all other rights to payment) under each Contract.

         "CONTRACTS" means all contracts between the Obligor and one or more additional parties (including any and all Interest Rate Agreements, Leases, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

         "COPYRIGHTS" means all copyrights, all registrations and applications that have been or shall be made or filed in the Canadian Intellectual Property Office - Copyrights or any similar office in any country and all records thereof and all reissues, extensions or renewals thereof, and all common law and other rights in the foregoing.

         "CREDIT AGREEMENT" means the Original Credit Agreement, as amended by the Second Amendment and as the same may from time to time be amended, modified, extended, renewed, replaced, restated, or supplemented and including any agreement or agreements extending the maturity of (including the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of the indebtedness under such agreement or agreements or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders.

         "CREDIT DOCUMENT OBLIGATIONS" has the meaning provided in the definition of Obligations.

         "CREDIT DOCUMENTS" means the Credit Agreement and each other Credit Document under and as defined in the Credit Agreement.

         "CREDIT PARTIES" means, collectively, Holdings, the Borrower and the Subsidiary Guarantors.

         "DBTCA" means Deutsche Bank Trust Company Americas, formerly named Bankers Trust Company, and any successor thereto and its permitted assigns.

         "DEFAULT" means any event which, with notice or lapse of time, or both, would constitute an Event of Default.

         "DESIGNS" means all industrial designs and other designs and all registrations and applications that have been or shall be made or filed in the Canadian Intellectual Property Office - Designs or any similar office in any country and all records thereof and all reissues, extensions or renewals thereof, and all common law and other rights in the foregoing.

         "EVENT OF DEFAULT" means any Event of Default (or similar term) under, and as defined in, the Credit Agreement or any Interest Rate Agreement entered into with an Interest Rate Creditor and shall in any event include (i) any payment default on any of the Obligations (as defined in the respective agreements) under the Credit Agreement, any Interest Rate Agreement or any Senior Secured Notes Document after the expiration of any applicable grace period and (ii) at any time after the First Lien Obligations have been paid in full, all Letters of Credit have been terminated or cash collateralized in a manner satisfactory to the Administrative Agent and all Commitments have been terminated, any "Event of Default" (or similar term) under, and as defined in, the Senior Secured Notes Indenture.

         "FIRST LIEN CREDITORS" means, collectively, the Bank Creditors and the Interest Rate Creditors.

         "FIRST LIEN OBLIGATIONS" means all Credit Document Obligations and all Interest Rate Obligations.

         "GOVERNMENTAL ENTITY" means any (i) multinational, federal, provincial, state, municipal, local or other government, governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

         "GUARANTEE" means the guarantee dated March 26, 2002 made by the Obligor in favour of the First Lien Creditors and the Collateral Agent, as amended, modified, extended, restated or supplemented from time to time.

         "HOLDINGS" means Scotsman Holdings, Inc. and its successors and permitted assigns.

         "INDEMNITEES" has the meaning ascribed thereto in Section 5.11(1).

         "INSTRUMENTS" means, (i) a bill, note or cheque within the meaning of the BILLS OF EXCHANGE ACT (Canada) or any other writing that evidences a right to the payment of money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, or (ii) a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder, or (iii) chattel paper or any other writing that evidences both a monetary obligation and a security interest in or a lease of specific goods, or (iv) documents of title or any other writing that purports to be issued by or addressed to a bailee and purports to cover such goods in the bailee's possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers, or (v) any document or writing commonly known as an instrument.

         "INTELLECTUAL PROPERTY" has the meaning ascribed thereto in Section 2.1(1)(h).

         "INTERCREDITOR AGREEMENT" means the intercreditor agreement dated the date hereof among the Collateral Agent, the Administration Agent and the Senior Secured Notes Trustee as the same may from time to time be amended, modified, restated or supplemented.

         "INTEREST RATE AGREEMENT" means any interest rate agreement (including interest rate swaps, caps, floors, collars and similar agreements) between the Borrower and any Interest Rate Creditor.

         "INTEREST RATE CREDITORS" means, collectively, any Lender, any affiliate thereof or a syndicate of financial institutions organized by DBTCA or an affiliate of DBTCA (even if DBTCA or any such Lender subsequently ceases to be a Lender under the Credit Agreement for any reason) and any institution that participates, and in each case their subsequent assigns, in any Interest Rate Agreement with the Borrower.

         "INTEREST RATE OBLIGATIONS" has the meaning provided in the definition of Obligations.

         "INVENTORY" means (i) merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from the Obligor's customers, and (ii) any and all other "inventory" as such term is defined in the PPSA as in effect on the date hereof.

         "LEAD ARRANGER" means Deutsche Banc Alex. Brown in its capacity as sole lead arranger and sole book manager and any successors appointed pursuant to the Credit Agreement, and any permitted assigns.

         "LEASES" means any agreement between the Obligor and any other Person for the lease or rental of Rental Equipment, Inventory or other assets or property, whether (x) by the Obligor to such Person or (y) by such Person to the Obligor.

         "LENDERS" means, collectively, the financial institutions listed from time to time on Schedule I to the Credit Agreement, as lenders, as well as any Person which becomes a Lender pursuant to Section 11.6 of the Credit Agreement, and their respective successors and assigns.

         "LICENSED TRADE-MARKS" has the meaning ascribed thereto in Section 4.9.

         "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the PPSA or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "NEGOTIABLE COLLATERAL" has the meaning ascribed thereto in Section 2.3(3).

         "OBLIGATIONS" means:

                  (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including principal, premium, interest (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Obligor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit, fees, costs and indemnities) of the Obligor owing to the Bank Creditors, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which the Obligor is a party (including all such obligations, liabilities and indebtedness under the Guarantee) and the due performance and compliance by the Obligor, with the terms, conditions and agreements of each such Credit Document (all such obligations and liabilities under this paragraph (i), except to the extent guaranteeing obligations of the Borrower under Interest Rate Agreements, being herein collectively called the "CREDIT DOCUMENT OBLIGATIONS");

                  (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Obligor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) of the Obligor owing to the Interest Rate Creditors, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Agreement, whether such Interest Rate Agreement is now in existence or hereafter arising, and the due performance and compliance by the Obligor with all of the terms, conditions and agreements of each Interest Rate Agreement including all obligations, liabilities and indebtedness under the Guarantee (all such obligations and liabilities under this paragraph (ii) being herein collectively called the "INTEREST RATE OBLIGATIONS");

                  (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, indebtedness and liabilities (including principal, premium and interest (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Obligor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) owing by the Obligor to the Second Lien Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Senior Secured Notes and the other Senior Secured Notes Documents to which the Obligor is a party (including all such obligations, indebtedness and liabilities of the Obligor under any guaranty constituting a Senior Secured Notes Document) and the due performance and compliance by the Obligor with all of the terms, conditions and agreements contained in the Senior Secured Notes and in such other Senior Secured Notes Documents (all such obligations, indebtedness and liabilities under this clause (iii) being herein collectively called the "SECOND LIEN OBLIGATIONS");

                  (iv) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

                  (v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Obligor referred to in paragraphs
                           (i), (ii) and (iii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs;

                  (vi) all amounts paid by an Indemnitee as to which such Indemnitee has the right to reimbursement under
                           Section 5.11 of this security agreement; and

                  (vii) all amounts owing to any Agent pursuant to any of the Credit Documents in its capacity as such;

         it being acknowledged and agreed that the "OBLIGATIONS" shall include extensions of credit of the types described above, whether outstanding on the date of this security agreement or extended from time to time after the date of this security agreement.

         "OBLIGOR" means Williams Scotsman of Canada, Inc., a corporation incorporated and existing under the laws of the Province of Ontario and its successors and permitted assigns.

         "ORIGINAL CREDIT AGREEMENT" means the credit agreement dated March 26, 2002 among Scotsman Holdings, Inc., the Borrower, the Lenders party thereto from time to time, the Administrative Agent, Fleet Capital Corporation and Congress Financial Corporation, as Co-Syndication Agents, Bank of America, N.A. and GMAC Business Credit, LLC, as Co-Documentation Agents, and

         Deutsche Banc Alex. Brown Inc., as sole lead arranger and sole book manager, as amended by the first amendment dated as of February 27, 2003 among Scotsman Holdings, Inc., the Borrower, the Lenders and the Administrative Agent.

         "ORIGINAL SECURITY AGREEMENT" means the Canadian security agreement dated March 26, 2002 made by the Obligor to and in favour of the Collateral Agent.

         "OWNED TRADE-MARKS" has the meaning ascribed thereto in Section 4.9.

         "PATENTS" means all letters patent for an invention and all registrations and applications that have been or shall be made or filed in the Canadian Intellectual Property Office - Patents or any similar office in any country and all records thereof and all renewals, reissues, extensions, divisions, continuations and continuations-in-part thereof and any and all resulting letters patent and all other rights in the foregoing.

         "PERSON" means a natural person, partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

         "PPSA" has the meaning ascribed thereto in Section 1.2.

         "RECEIVABLES" means, collectively:

         (a) any "account" as such term is defined in the PERSONAL PROPERTY SECURITY ACT (Ontario) as in effect on the date hereof and any right to payment for goods sold or leased or services performed whether now in existence or arising from time to time hereafter, including any right evidenced by an account, note, contract, security agreement, chattel paper or other evidence of indebtedness or security; and

         (b) all (i) security pledged, assigned, hypothecated or granted to or held by the Obligor to secure the accounts and rights described in paragraph (a); (ii) right, title and interest in and to any goods, the sale of which gave rise to the accounts and rights described in paragraph (a); (iii) guarantees, endorsements and indemnifications on, or of, any of the accounts and rights described in paragraph (a); (iv) powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection with the accounts and rights described in paragraph (a); (v) books, records, ledger cards, and invoices relating to the accounts and rights described in paragraph (a); (vi) evidences of the filing of financing statements and other statements and the registration of other instruments in connection with the accounts and rights described in paragraph (a) and amendments to the accounts and rights described in paragraph (a), notices to other creditors or secured parties, and certificates from filing or other registration officers; (vii) credit information, reports and memoranda relating to the accounts and rights described in paragraph (a); and (viii) other writings related in any way to the accounts and rights described in paragraph (a) and this paragraph (b).

         "RENTAL EQUIPMENT" means all Units which are sold or leased or held for sale or lease, by the Obligor to one or more third persons.

         "RENTALS" means all rents payable under the Leases in respect of the use of any Rental Equipment by account debtors as lessees of such Rental Equipment to the Obligor as the lessor of such Rental Equipment.

         "REPRESENTATIVE" means, with respect to the Interest Rate Creditors, the trustee, paying agent or other similar representative for the Interest Rate Creditors.

         "REQUIRED SECOND LIEN CREDITORS" means the holders of at least a majority of the then outstanding principal amount of all Senior Secured Notes.

         "REQUIRED SECURED CREDITORS" shall mean (i) at any time when any Credit Document Obligations are outstanding or any Commitments or Letters of Credit under the Credit Agreement exist, the Required Lenders (or, to the extent required by Section 11.10 of the Credit Agreement, each of the Lenders), (ii) at any time after all of the Credit Document Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments and Letters of Credit under the Credit Agreement have been terminated, the holders of a majority of the Interest Rate Obligations and Interest Rate Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments and Letters of Credit under the Credit Agreement have been terminated, the Senior Secured Notes Trustee acting at the direction of the Required Second Lien Creditors.

         "RESTRICTED ASSET" has the meaning ascribed thereto in Section 2.4(1).

         "SECOND AMENDMENT" means the second amendment to the Original Credit Agreement dated as of August 11, 2003 among Scotsman Holdings, Inc., the Borrower, the Lenders and the Administrative Agent, as the same may from time to time be amended, modified, extended, renewed, replaced, restated, or supplemented.

         "SECOND LIEN CREDITORS" means collectively, the Senior Secured Noteholders and the Senior Secured Notes Trustee.

         "SECOND LIEN EXCLUDED COLLATERAL" means and includes (i) any property or assets owned by any Unrestricted Subsidiary (as defined in the Senior Secured Notes Indenture), (ii) all capital stock or other securities of the Borrower or any Unrestricted Subsidiary, (iii) all capital stock or other securities of Restricted Subsidiaries (as defined in the Senior Secured Notes Indenture) to the extent the Applicable Value of such capital stock or other securities (on a Subsidiary by Subsidiary basis) is equal to or greater than 20% of the then aggregate principal amount of the Senior Secured Notes outstanding, and (iv) all proceeds and products from any and all of the foregoing excluded Collateral described in clauses (i) through (iii), unless such proceeds or products would otherwise constitute Collateral without regard to preceding clauses (i) through (iii); provided, however, in the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC of separate financial statements of any Restricted Subsidiary of the Borrower due to the fact that such Restricted Subsidiary's capital stock or other securities secure the Senior Secured Notes, then the capital stock or other securities of such Restricted Subsidiary shall automatically be deemed not to be part of the Collateral in which the Second Lien Creditors have a security interest and shall automatically be deemed to be part of the Second Lien Excluded Collateral, but only to the extent necessary to not be subject to such requirement. In such event, the applicable Collateral Documents shall be deemed to be amended or modified (without the consent of any Secured Creditor) to include as Second Lien Excluded Collateral the shares of capital stock or other securities that are so deemed to no longer constitute part of the Collateral. In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation or any other law, rule or regulation is adopted, which would permit) such Restricted Subsidiary's capital stock and other securities to secure the Senior Secured Notes in excess of the amount or value then pledged pursuant to the Collateral Documents without the filing with the SEC of separate financial statements of such Restricted Subsidiary, then the capital stock and other securities of such Restricted Subsidiary shall automatically be deemed to be a part of the Collateral, but only to the greatest extent which would not cause the financial statements of such Restricted Subsidiary to be subject to any such financial statement requirement.

         "SECOND LIEN OBLIGATIONS" has the meaning provided in the definition of Obligations.

         "SECURED CREDITORS" means, collectively, the First Lien Creditors and the Second Lien Creditors.

         "SECURED DEBT AGREEMENTS" shall mean and include this security agreement, the other Credit Documents, the Interest Rate Agreements entered into with an Interest Rate Creditor and the Senior Secured Notes Documents.

         "SECURITIES" means a document that is, (i) issued in bearer, order or registered form, (ii) of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investments, (iii) one of a class or series or by its terms is divisible into a class or series of documents, and (iv) evidence of a share, participation or other interest in property or in an enterprise or is evidence of an obligation of the issuer, and includes an uncertificated security.

         "SECURITY INTEREST" has the meaning ascribed thereto in Section 2.2(1).

         "SENIOR SECURED NOTEHOLDERS" means collectively, the holders from time to time of the Senior Secured Notes.

         "SENIOR SECURED NOTES DOCUMENTS" means collectively, the guarantee by the Obligor, INTER ALIA, of the Borrower's obligations under the Senior Secured Notes, the Senior Secured Notes Indenture and the Senior Secured Notes.

         "SENIOR SECURED NOTES INDENTURE" means the indenture, dated the date hereof among, the Senior Secured Notes Trustee and the Obligor, INTER ALIA, as the same may from time to time be amended, modified or supplemented.

         "SENIOR SECURED NOTES" means collectively, the 10% senior secured notes of the Borrower due 2008 and all Senior Secured Notes issued upon the exchange offer contemplated in the Senior Secured Notes Indenture.

         "SENIOR SECURED NOTES TRUSTEE" means U.S. Bank National Association and any successor trustee;

         "SOFTWARE" means all computer programs and databases and portions thereof, in whatever form and on whatever medium those programs or databases are expressed, fixed, embodied or stored from time to time, and the copyright therein including, the object code and source code versions of each such program and portions thereof and all corrections, updates, enhancements, translations, modifications, adaptations and new versions thereof together with both the media upon or in which such programs, databases and portions thereof are expressed, fixed, embodied or stored (such as disks, diskettes, tapes and semiconductor chips) and all flow charts, manuals, instructions, documentation and other material relating thereto.

         "TERMINATION DATE" means the date upon which the Total Commitment under the Credit Agreement has been terminated and all Interest Rate Agreements entered into with any Interest Rate Creditor have been terminated (or cash collateralized Collateral in a manner reasonably satisfactory to the Administrative Agent), no Note under the Credit Agreement is outstanding and all Loans thereunder have been repaid in full in cash in accordance with the terms thereof, all Letters of Credit issued under the Credit Agreement have been terminated (or cash collateralized in a manner satisfactory to the Administrative Agent), all Second Lien Obligations have been paid in full in cash (or defeased or discharged) in accordance with the terms thereof and all other Obligations then due and payable have been paid in full; provided, however, at such time as (x) all First Lien Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments under the Credit Agreement have been terminated and all Letters of Credit have been terminated or cash collateralized in a manner satisfactory to the Administrative Agent or (y) the First Lien Creditors have released their Liens on all of the Collateral then, in either case, this security agreement and the security interests created hereby shall terminate (provided that all indemnities set forth herein (including in Section 5.11 hereof) and in Section 6 of Annex N of the U.S. Security Agreement shall survive such termination) unless, in the case of preceding clause (x), any Event of Default under the Senior Secured Notes Indenture exists as of the date on which the First Lien Obligations are repaid in full and terminated as described in such clause (x), in which case the security interests created under this security agreement in favour of the Second Lien Creditors will not be released except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Lien Obligations (although the security interests created in favour of the Second Lien Creditors will be released when such Event of Default and all other Events of Default under the Senior Secured Notes Indenture cease to exist).

         "TRADE-MARKS" means: (i) trade-marks, whether registered or unregistered and whether in use or proposed; (ii) designs, logos, indicia, trade names, corporate names, company names, business names, trade styles and other source or business identifiers; (iii) fictitious characters and names; (iv) prints and labels on which any of the foregoing have appeared or appear or shall appear; (v) all registrations and applications that have been or shall be made or filed in the Canadian Intellectual Property Office - Trade-marks or any similar office in any country and all records thereof and all reissues, extensions, or renewals thereof, and (vi) all goodwill associated with or symbolized by any of the above and all common law and other rights in the foregoing.

         "TRADE-MARK LICENSE AGREEMENT" means the trade-mark licence agreement dated November 23, 1998 between the Obligor and the Borrower pursuant to which the Borrower has licensed the Trade-marks to the Obligor.

         "UNITS" means the mobile structures generally constructed of steel or using a steel frame and undercarriage with an exterior of wood or aluminium owned by the Obligor used to provide office, classroom, storage, commercial or other space, whether in single units or physically attached to such other units (and including in such form, storage containers, mobile offices and modular structures and related equipment), which structures are capable of being transported to and assembled on remote sites, and which may be equipped with air conditioning and heating, electrical outlets, floors, partitions, plumbing, carpeting, moldings, wall coverings, lighting and other accessories.

         "U.S. SECURITY AGREEMENT" has the meaning ascribed thereto in Section 3.2(i).

SECTION 1.2       TERMS INCORPORATED BY REFERENCE.

(1) Terms defined in the PERSONAL PROPERTY SECURITY ACT (Ontario) (as amended from time to time, the "PPSA") and used but not otherwise defined in this security agreement shall have the same meanings.

(2) Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined (or, at any time on or after the first date when all Credit Document Obligations shall have been repaid in full and all Letters of Credit have been terminated or cash collateralized in a manner satisfactory to the Administrative Agent and the Total Commitment under the Credit Agreement has been terminated and thereafter for so long as no Credit Agreement is in effect, the Credit Agreement as in effect on such date immediately prior to such repayment and termination, provided that all determinations required to be made to the satisfaction of the Administrative Agent and all matters required to be acceptable to the Administrative Agent in each case as provided in any such definition shall, after such date, instead be required to be made to the satisfaction of the Collateral Agent or be required to be acceptable to the Collateral Agent, as the case may be).

SECTION 1.3       STATUTES.

         Unless specified otherwise, reference in this security agreement to a statute refers to that statute as it may be amended, or to any restated or successor legislation of comparable effect.

SECTION 1.4       CERTAIN PHRASES, ETC.

         In this security agreement the words "INCLUDING" and "INCLUDES" mean "INCLUDING (OR INCLUDES) WITHOUT LIMITATION".

SECTION 1.5       GENDER AND NUMBER.

         Any reference in this security agreement to gender shall include all genders and words importing the singular number only shall include the plural and VICE VERSA.

SECTION 1.6       HEADINGS, ETC.

         The division of this security agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation. The expressions "Article" and "Section" followed by a number mean and refer to the specified Articles or Section of this security agreement.

SECTION 1.7       SCHEDULES.

         The Schedules attached to this security agreement shall, for all purposes of this security agreement, form an integral part of it.

                                    ARTICLE 2
                                    SECURITY

SECTION 2.1       GRANT OF SECURITY.

(1) Subject to Section 2.4, the Obligor charges, assigns, hypothecates, pledges and transfers to the Collateral Agent, and grants to the Collateral Agent for the benefit of the Secured Creditors (and, to the extent the following constitutes "Collateral" under, and as defined in, the Original Security Agreement, does hereby reconfirm (without interruption) its charge, assignment, hypothecation, pledge, transfer and grant to the Collateral Agent under the Original Security Agreement
         of), a security interest in all the Obligor's right, title and interest in and to the personal property and undertaking of the Obligor now owned or hereafter acquired (collectively, the "COLLATERAL") including any and all of the Obligor's:

         (a) Inventory including goods held for sale, lease or resale, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in process, goods used in or procured for packing and materials used or consumed in the business of the Obligor;

         (b) equipment, machinery, furniture, fixtures, plant, vehicles and other goods of every kind and description and all licences and other rights and all records, files, charts, plans, drawings, specifications, manuals and documents relating thereto;

         (c)      all Units;

         (d) all Receivables and all agreements, books, accounts, invoices, letters, documents and papers recording, evidencing or relating thereto;

         (e)      money, documents of title and chattel paper;

         (f)      Securities and Instruments, including the Securities listed in
                  Schedule 2.1(1)(f);

         (g) intangibles including all security interests, goodwill, choses in action, Contracts, Contract Rights, Software and other contractual benefits;

         (h) all Copyrights, Designs, Patents, Confidential Information, Trade Secret Rights and Trade-marks and other intellectual property (collectively, the "INTELLECTUAL PROPERTY") including the Intellectual Property described in Schedule 2.1(1)(h);

         (i)      all insurance policies;

         (j) substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in
                  Section 2.1(1)(a) through Section 2.1(1)(i), inclusive; and

         (k) proceeds in any form derived directly or indirectly from any dealing with all or any part of the property described in
                  Section 2.1(1)(a), through Section 2.1(1)(j), inclusive, or the proceeds of such proceeds.

(2) The security interest of the Collateral Agent under this security agreement extends to all Collateral of the kind which is the subject of this security agreement which the Obligor may acquire at any time during the continuation of this security agreement.

(3) Notwithstanding anything to the contrary contained in this security agreement, (x) the Second Lien Creditors shall not have a security interest in, and the grant of security interests pursuant to this security agreement for the benefit of the Second Lien Creditors shall not extend to, any Second Lien Excluded Collateral, and with respect to the Second Lien Creditors the term "Collateral" shall not include the Second Lien Excluded Collateral, (y) to the extent that the granting or perfecting of any assets or property of the Obligor acquired after the date hereof requires the consent of a third party that has not been obtained after the Obligor has used commercially reasonable efforts to obtain such consent, the Second Lien Creditors shall not have a security interest in, and the grant of security interest pursuant to the security agreement for the benefit of the Second Lien Creditors shall not extend to, any such property or assets and (z) to the extent that a security interest in favour of the Second Lien Creditors cannot be granted or perfected in certain assets or property of the Obligor under applicable law, the Second Lien Creditors shall not have a security interest in, and the grant of security interest pursuant to this security agreement for the benefit of the Second Lien Creditors that not extend to, any such assets or property.

SECTION 2.2       OBLIGATIONS SECURED.

(1) The security interest granted hereby (the "SECURITY INTEREST") secures the payment and performance of all Obligations.

SECTION 2.3       ATTACHMENT.

(1) The Obligor acknowledges that (i) value has been given, (ii) it has rights in the Collateral (other than after-acquired Collateral), (iii) it has not agreed to postpone the time of attachment of the Security Interest, and (iv) it has received a duplicate original copy of this security agreement.

(2) If any Security or Instrument is now or at any time hereafter becomes evidenced, in whole or in part, by uncertificated securities registered or recorded in records maintained by or on behalf of the Issuer thereof in the name of a clearing agency or a custodian or of a nominee of either, the Obligor shall, at the request of the Collateral Agent, cause the Security Interest to be entered in the records of the clearing agency or custodian and provide evidence of such notation to the Collateral Agent.

(3) The Obligor hereby deposits with the Collateral Agent any and all certificates evidencing the Securities listed in Schedule 2.1(1)(f), duly endorsed for transfer in blank. If the Obligor acquires any Instrument, Security or negotiable document of title constituting Collateral (collectively, "NEGOTIABLE COLLATERAL"), the Obligor will, within 10 Business Days after receipt, notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver to the Collateral Agent the Negotiable Collateral as security for the Obligations and shall, at the request of the Collateral Agent (i) cause the transfer of the Negotiable Collateral to the Collateral Agent to be registered wherever, in the reasonable opinion of the Collateral Agent, such registration may be required or advisable, (ii) duly endorse the same for transfer in blank or as the Collateral Agent may reasonably direct, and (iii) upon request of the Collateral Agent, use commercially reasonable efforts to deliver to the Collateral Agent any and all consents or other documents which may be necessary to effect the transfer of the Negotiable Collateral to the Collateral Agent or any third party.

(4) The Obligor will promptly inform the Collateral Agent in writing of the acquisition by the Obligor of any personal property which is not adequately described in Section 2.1(1), and the Obligor will execute and deliver, at its own expense, from time to time, amendments to this security agreement and its schedules or additional security agreements or schedules as may be reasonably required by the Collateral Agent.

SECTION 2.4       SCOPE OF SECURITY INTEREST.

(1) To the extent that an assignment of amounts payable and other proceeds arising under or in connection with any agreement, license, permit or quota of the Obligor (each, a "RESTRICTED ASSET") is prohibited by the terms thereof, the Security Interest created hereunder will constitute a trust created in favour of the Collateral Agent and the Secured Creditors pursuant to which the Obligor shall hold as trustee all proceeds arising under or in connection with the Restricted Asset in trust for the Collateral Agent on the following basis:

         (a) until the Security Interest has become enforceable, the Obligor shall be entitled to receive all such proceeds; and

         (b) whenever the Security Interest has become enforceable, all rights of the Obligor to receive such proceeds shall cease, the Obligor shall at the request of the Collateral Agent take all such actions to collect and enforce payment and other rights arising under the Restricted Asset in accordance with the instructions of the Collateral Agent and all such proceeds arising under or in connection with the Restricted Asset shall be immediately paid over to the Collateral Agent for the benefit of the Secured Creditors.

         The Obligor shall not exercise any rights of set off with respect to amounts payable by it under or in connection with any Restricted Asset and shall use commercially reasonable efforts to ensure that no other party to the Restricted Asset shall exercise any rights of set off against any such amounts. The Obligor shall use commercially reasonable efforts to obtain the consent of each other party to the Restricted Asset to the assignment of the Restricted Asset to the Collateral Agent in accordance with this security agreement and shall use commercially reasonable efforts to ensure that all agreements entered into on and after the date hereof expressly permit assignments of the benefits of such agreement as collateral security to the Collateral Agent in accordance with the terms of this security agreement.

(2) Until the Security Interest shall have become enforceable, the grant of the Security Interest in the Intellectual Property shall not affect in any way the Obligor's rights to commercially exploit the Intellectual Property, defend it, enforce the Obligor's rights in it or with respect to it against third parties in any court or claim and be entitled to receive any damages with respect to any infringement of it.

(3)      The Security Interest shall not extend to consumer goods.

(4) The Security Interest shall not extend or apply to the last day of the term of any lease or sublease or any agreement for a lease or sublease, now held or hereafter acquired by the Obligor in respect of real property, but the Obligor shall stand possessed of any such last day upon trust to assign and dispose of it as the Collateral Agent may reasonably direct.

SECTION 2.5       GRANT OF LICENCE TO USE INTELLECTUAL PROPERTY.

         Solely for purposes of enabling the Collateral Agent to exercise its rights and remedies pursuant to Article 3 but subject to the next following sentence, and for no other purpose, the Obligor grants to the Collateral Agent an irrevocable, nonexclusive licence (exercisable without payment of royalty or other compensation to the Obligor) to use, assign or sublicense, at any time after the Security Interest shall have become enforceable, any of the Intellectual Property owned or licensed by the Obligor wherever the same may be located, including in such licence access to (i) all media in which any of the licensed items may be recorded or stored, and (ii) all Software used for compilation or print-out. To the extent that the grant of a license under this
Section 2.5 would constitute a breach or permit the acceleration or termination of any Intellectual Property licensed by the Obligor, such Intellectual Property shall not be subject to the licence in favour of the Collateral Agent but the Obligor shall, upon the reasonable request therefor from the Collateral Agent, use commercially reasonable efforts to obtain the consent of the third party to such Intellectual Property to the grant of the licence to the Collateral Agent hereunder and, upon obtaining such consent, the Obligor shall grant a license as set forth in this Section 2.5 to the Collateral Agent.

SECTION 2.6       CARE AND CUSTODY OF COLLATERAL.

(1) The Collateral Agent and the Secured Creditors shall have no obligation to keep fungible Collateral in their possession identifiable, but shall be bound to exercise in the keeping of the Collateral the same degree of care as it would exercise with respect to similar property owned by it.

(2) The Collateral Agent may, after the Security Interest shall have become enforceable, (i) notify any Person obligated on any Receivable or on chattel paper or any obligor on an instrument or under any Contract to make payments to the Collateral Agent, whether or not the Obligor was previously making collections on such Receivables, chattel paper, instruments or Contracts, (ii) assume control of any proceeds arising from the Collateral, (iii) direct the Obligor to cause, and the Obligor shall cause, all payments on account of the Receivables, chattel paper, instruments and Contracts to be made directly to the Cash Collateral Account, and (iv) direct the Obligor to promptly (and in any event within 10 days) deliver all of its chattel paper to the Collateral Agent.

(3) The Collateral Agent need not see to the collection of dividends on, or exercise any option or right in connection with, the Securities and Instruments that are Collateral hereunder and need not protect or preserve them from depreciating in value or becoming worthless and is released from all responsibility for any loss of value. The Collateral Agent shall be bound to exercise in the physical keeping of such Collateral only the same degree of care as it would exercise with respect to its own securities.

SECTION 2.7       RIGHTS OF THE OBLIGOR.

(1) Until the Security Interest has become enforceable, the Obligor shall be entitled to vote the Securities and to receive all cash dividends. In order to allow the Obligor to vote the Securities, the Collateral Agent shall from time to time, at the request and the expense of the Obligor, (i) execute valid proxies appointing proxyholders to attend and act at meetings of shareholders, and (ii) execute resolutions in writing, all pursuant to the relevant provisions of the Issuer's governing legislation. Whenever the Security Interest has become enforceable, all rights of the Obligor to vote (under any proxy given by the Collateral Agent (or its nominee) in connection herewith or otherwise) or to receive dividends shall cease and all such rights shall become vested solely and absolutely in the Collateral Agent.

(2) Any dividends received by the Obligor contrary to Section 2.7(1) or any other moneys or property which may be received by the Obligor after the Security Interest has become enforceable for, or in respect of, the Collateral shall be received as trustee for the Collateral Agent and the Lenders and shall be immediately paid over to the Collateral Agent.

                                    ARTICLE 3
                                   ENFORCEMENT

SECTION 3.1       ENFORCEMENT.

         The Security Interest shall be and become enforceable against the Obligor upon the occurrence and during the continuance of an Event of Default.

SECTION 3.2       REMEDIES.

         Whenever the Security Interest has become enforceable, the Collateral Agent may realize upon the Collateral and enforce the rights of the Collateral Agent and the Secured Creditors by:

         (a) entry onto any premises where Collateral consisting of tangible personal property may be located;

         (b) entry into possession of the Collateral by any method permitted by law;

         (c)      sale or lease of all or any part of the Collateral;

         (d) exercise and enforce all rights and remedies of a holder of the Securities and Instruments as if the Collateral Agent were the absolute owner thereof (including, if necessary, causing the Collateral to be registered in the name of the Collateral Agent or its nominee if not already done);

         (e) collection of any proceeds arising in respect of the Collateral;

         (f) collection, realization or sale of, or other dealing with, the Receivables;

         (g) subject to the terms of any Intellectual Property licenses and consents with respect thereto obtained pursuant to Section 2.5, license or sublicense, whether on an exclusive or nonexclusive basis, any Intellectual Property owned or licensed by the Obligor for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine (taking into account such provisions as may be necessary to protect and preserve such Intellectual Property);

         (h) instruction to all banks which have entered into a control agreement with the Collateral Agent to transfer all moneys, securities and instruments held by such depositary bank to an account maintained with or by the Collateral Agent;

         (i) application of any moneys constituting Collateral or proceeds thereof in accordance with Section 7.4 of the amended and restated security agreement dated as of March 26, 2003 and amended and restated as of the date hereof (as such agreement may be amended, restated, modified and/or supplemented from time the "U.S. SECURITY AGREEMENT") among Holdings, the Borrower, the other assignors party thereto and DBTCA, as collateral agent for the secured creditors referred to therein. Section 7.4 of the US Security Agreement is hereby incorporated herein by reference and all of the provisions of such section shall apply hereto, MUTATIS MUTANDIS;

         (j) appointment by instrument in writing of a receiver (which term as used in this security agreement includes a receiver and manager) or agent of all or any part of the Collateral and removal or replacement from time to time of any receiver or agent;

         (k) institution of proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral;

         (l) institution of proceedings in any court of competent jurisdiction for sale or foreclosure of all or any part of the Collateral;

         (m) filing of proofs of claim and other documents to establish claims to the Collateral in any proceeding relating to the Obligor; and

         (n) any other remedy or proceeding authorized or permitted under the PPSA or otherwise by law or equity.

Such remedies may be exercised from time to time separately or in combination and are in addition to, and not in substitution for, any other rights of the Collateral Agent and the Secured Creditors however created. The Collateral Agent shall not be bound to exercise any right or remedy, and the exercise of rights and remedies shall be without prejudice to the rights of the Collateral Agent and the Secured Creditors in respect of the Obligations including the right to claim for any deficiency. By accepting the benefits of this security agreement and each other Collateral Document, the Secured Creditors expressly acknowledge and agree that this security agreement and each other Collateral Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Lenders (or, if no Credit Document Obligations remain outstanding, the holders of at least a majority of the outstanding Interest Rate Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce this security agreement or any other Collateral Document or to realize upon the security to be granted hereby or thereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this security agreement, the Intercreditor Agreement and the other Collateral Documents.

SECTION 3.3       ADDITIONAL RIGHTS.

         In addition to the remedies set forth in Section 3.2, the Collateral Agent may, whenever the Security Interest has become enforceable:

         (a) require the Obligor, at the Obligor's expense, to assemble the Collateral at a place or places designated by notice in writing and the Obligor agrees to so assemble the Collateral;

         (b) require the Obligor, by notice in writing, to disclose to the Collateral Agent the location or locations of the Collateral and the Obligor agrees to make such disclosure when so required;

         (c) repair, process, modify, complete or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of the Obligor or otherwise;

         (d) carry on all or any part of the business of the Obligor and, to the exclusion of all others including the Obligor (excluding any tenant leases or other occupancy agreements entered into by the Obligor, to the extent permitted by the Credit Agreement, in accordance with the Credit Agreement), enter upon, occupy and use all or any of the premises, buildings, and other property of or used by the Obligor for such time as the Collateral Agent sees fit, free of charge, and, except as required by applicable law, the Collateral Agent and the Secured Creditors shall not be liable to the Obligor for any act, omission or negligence (other than wilful misconduct and gross negligence (as determined by a court of competent jurisdiction in a final and non-appealable decision) in so doing or for any rent, charges, depreciation or damages incurred in connection with or resulting from such action;

         (e) borrow for the purpose of carrying on the business of the Obligor or for the maintenance, preservation or protection of the Collateral and grant a security interest in the Collateral, whether or not in priority to the Security Interest, to secure repayment; and

         (f) commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and give good and valid receipts and discharges in respect of the Collateral and compromise or give time for the payment or performance of all or any part of the accounts or any other obligation of any third party to the Obligor.

SECTION 3.4       RECEIVER'S POWERS.

(1) Any receiver appointed by the Collateral Agent shall be vested with the rights and remedies which could have been exercised by the Collateral Agent in respect of the Obligor or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments. The identity of the receiver, its replacement and its remuneration shall be within the sole and unfettered discretion of the Collateral Agent.

(2) Any receiver appointed by the Collateral Agent shall act as agent for the Collateral Agent for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Obligor. The receiver may sell, lease, or otherwise dispose of Collateral as agent for the Obligor or as agent for the Collateral Agent as the Collateral Agent may determine in a commercially reasonable manner. The Obligor agrees to indemnify the receiver in respect of all such actions (except for actions constituting gross negligence and/or wilful misconduct as determined in a final and unappealable decision by a court of competent jurisdiction).

(3) The Collateral Agent, in appointing or refraining from appointing any receiver, shall not incur liability to the receiver, the Obligor or otherwise and shall not, except as required by applicable law, be responsible for any misconduct or negligence of such receiver.

SECTION 3.5       APPOINTMENT OF ATTORNEY.

         The Obligor hereby irrevocably appoints the Collateral Agent (and any officer thereof) as attorney of the Obligor (with full power of substitution) to exercise in the name of and on behalf of the Obligor, after the Security Interest shall have become enforceable, any of the Obligor's right (including the right of disposal), title and interest in and to the Collateral including the execution, endorsement, assignment, delivery and transfer of the Collateral to the Collateral Agent, its nominees or transferees, and the Collateral Agent and its nominees or transferees are hereby empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Collateral to the same extent as the Obligor might do. The attorney shall not be liable for any act, failure to act or any other matter or thing, except for its own gross negligence or wilful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). This appointment and power of substitution, being coupled with an interest, are irrevocable and shall not terminate upon the bankruptcy, dissolution, winding up or insolvency of the Obligor.

SECTION 3.6       DEALING WITH THE COLLATERAL.

(1) The Collateral Agent and the Secured Creditors shall not be obliged to exhaust their recourse against the Obligor or any other Person or against any other security they may hold in respect of the Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the Collateral Agent may consider desirable.

(2) The Collateral Agent and the Secured Creditors may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Obligor and with other Persons, sureties or securities as they may see fit without prejudice to the Obligations, the liability of the Obligor or the rights of the Collateral Agent and the Secured Creditors in respect of the Collateral.

(3) Except as otherwise provided by law or this security agreement (including Section 2.6(3), the Collateral Agent and the Secured Creditors shall not be (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral, (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of any persons in respect of the Collateral, (iii) responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal with the Collateral, or (iv) bound to protect the Collateral from depreciating in value or becoming worthless.

SECTION 3.7       STANDARDS OF SALE.

         Without prejudice to the ability of the Collateral Agent to dispose of the Collateral in any manner which is commercially reasonable, the Obligor acknowledges that, to the extent not prohibited by law:

         (a)      Collateral may be disposed of in whole or in part;

         (b) Collateral may be disposed of by public auction, public tender or private contract;

         (c) any assignee of such Collateral may be the Collateral Agent, a Secured Creditor or a customer of any such Person;

         (d) a disposition of Collateral may be on such terms and conditions as to credit or otherwise as the Collateral Agent, in its sole discretion, may deem advantageous; and

         (e) the Collateral Agent may establish an upset or reserve bid or price in respect of Collateral.

SECTION 3.8       DEALINGS BY THIRD PARTIES.

(1) No Person dealing with the Collateral Agent, any of the Secured Creditors or an agent or receiver shall be required to determine (i) whether the Security Interest has become enforceable, (ii) whether the powers which such Person is purporting to exercise have become exercisable, (iii) whether any money remains due to the Collateral Agent or the Secured Creditors by the Obligor, (iv) the necessity or expediency of the stipulations and conditions subject to which any sale or lease is made, (v) the propriety or regularity of any sale or other dealing by the Collateral Agent or any Secured Creditor with the Collateral, or (vi) how any money paid to the Collateral Agent or the Secured Creditors has been applied.

(2) Any BONA FIDE purchaser of all or any part of the Collateral from the Collateral Agent or any receiver or agent shall hold the Collateral absolutely, free from any claim or right of whatever kind, including any equity of redemption, of the Obligor, which it specifically waives (to the fullest extent permitted by law) as against any such purchaser together with all rights of redemption, stay or appraisal which the Obligor has or may have under any rule of law or statute now existing or hereafter adopted.

SECTION 3.9       REGISTRATION RIGHTS.

         If the Administrative Agent shall determine to exercise its right to sell any or all of the Securities pledged hereunder, and if in the opinion of the Administrative Agent it is necessary or advisable to have any such
Securities:

         (a) qualified for distribution by prospectus pursuant to the applicable securities legislation in any or all provinces of Canada, the Obligor will cause the Issuer thereof to (i) use its best efforts to file, and obtain a receipt from the applicable securities regulatory authorities, for a preliminary and final prospectus offering for sale such number of Securities as the Administrative Agent shall direct; and
                  (ii) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such certificates, instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to qualify such Securities for distribution by prospectus pursuant to the applicable securities legislation in any or all provinces of Canada; or

         (b) sold or registered under the provisions of the U.S. Securities Act of 1933, as amended, the Obligor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Securities pledged hereunder, or that portion thereof to be sold, under the provisions of the U.S. Securities Act of 1933, as amended,
                  (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Securities pledged hereunder, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the U.S. Securities Act of 1933, as amended, and the rules and regulations applicable thereto.

         The Obligor agrees to cause such Issuer to comply with the provisions of the securities legislation in effect in any or all of the provinces of Canada, the U.S. Securities Act of 1933, as amended, and the securities or "Blue Sky" laws of any jurisdictions outside Canada, in each case, which the Administrative Agent shall designate.

                                    ARTICLE 4
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1       GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS.

         The Obligor hereby represents and warrants and covenants and agrees that:

         (a)      NECESSARY FILINGS. Except as set out forth in Sections 11.19
                  (a) and (b) of the Credit Agreement, all filings, registrations and recordings necessary or appropriate to create, preserve and perfect the Security Interest granted hereby in respect of the Collateral located in jurisdictions (save and except for any filings, registrations or recordings:
                  (A) in respect of fixtures in the appropriate land registry office; and (B) in respect of any assignment of Crown debts (as that term is defined in the FINANCIAL ADMINISTRATION ACT (Canada)) to which Part VII of the FINANCIAL ADMINISTRATION ACT (Canada) applies), which filings, registrations or recordings the Obligor is not required to make) have been accomplished or will be accomplished within one Business Day from the date hereof and upon such filings, registrations or recordations, the Security Interest granted hereby in and to the Collateral constitutes or will constitute a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by such relevant laws as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be created;

         (b) NO LIENS. The Obligor is, and as to Collateral acquired by it from time to time after the date hereof the Obligor will be, the owner or licensee of all Collateral free from any Lien, adverse claim or other right, title or interest of any other Person (other than Permitted Liens and the Security Interest), and the Obligor shall defend the Collateral to the extent of its rights therein against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent;

         (c) OTHER FINANCING STATEMENTS. As of the date hereof, in jurisdictions other than the Province of Ontario, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral except as disclosed in Schedule 4.1(c), and as of February 13, 2002, in the Province of Ontario, there is no financing statement under the PPSA covering or purporting to cover any interest of any kind in the Collateral except as disclosed in
                  Schedule 4.1(c), and the Obligor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby and by the other Credit Documents to which the Obligor is a party or as permitted by the Credit Agreement or in connection with Permitted Liens;

         (d) CHIEF EXECUTIVE OFFICE; RECORDS. The chief executive office of the Obligor is located at the address indicated on Schedule 4.1(d). The Obligor will not move its chief executive office except to such new location as the Obligor may establish in accordance with the last sentence of this Section 4.1(d). The originals of all documents evidencing all Receivables, Contract Rights and Trade Secret Rights of the Obligor and the only original books of account and records of the Obligor relating thereto are, and will continue to be, kept at such chief executive office, and/or one or more of the other record locations set out on Schedule 4.1(d) or at such new locations as the Obligor may establish in accordance with the last sentence of this Section 4.1(d). All Receivables and Contract Rights and Trade Secret Rights of the Obligor are, and will continue to be, maintained at, and controlled and directed (including for general accounting purposes) from, the office locations described above or such new location established in accordance with the last sentence of this Section 4.1(d). The Obligor shall not establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice (or such lesser notice as shall be acceptable to the Collateral Agent in the case of a new record location to be established in connection with newly acquired Contracts) of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request; (ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect; and (iii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel or other evidence acceptable to the Collateral Agent to the effect that all financing and continuation statements and amendments or supplements thereto (and similar documents and filings under the law of any relevant jurisdiction) have been filed in the appropriate filing office or offices, and all other actions (including the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection of and priority of) the Security Interest granted hereby (subject only to Permitted Liens) in respect of the types of Collateral referred to in Section 2.1(1);

         (e) LOCATION OF INVENTORY AND EQUIPMENT. All Inventory and equipment (including Units) held on the date hereof by the Obligor (excluding Units at such time leased to customers) are located at one of the locations shown on Schedule 4.1(e). All Units and other Inventory (including Units at such time leased to customers) are located in one of the jurisdictions listed on Schedule 4.1(e). The Obligor agrees that all Inventory and equipment (including Units) now held or subsequently acquired by it (excluding Units at such time leased to customers) shall be kept at (or shall be in transport to or from) any one of the locations listed on Schedule 4.1(e), or such new location as the Obligor may establish in accordance with the last sentence of this Section 4.1(e). The Obligor may establish a new location for Inventory and equipment (including Units but excluding Units leased to customers) if (i) it shall have given to the Collateral Agent not less than 20 days prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral

                  Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel or other evidence acceptable to the Collateral Agent to the effect that all financing and continuation statements and amendments or supplements thereto (and similar documents and filings under the law of any relevant jurisdiction) have been filed in the appropriate filing office or offices, and all other actions (including the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the Security Interest granted hereby (subject only to Permitted Liens);

         (f) RECOURSE. This security agreement is made with full recourse to the Obligor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Obligor contained herein, in the other Credit Documents to which the Obligor is a party, in the Interest Rate Agreements, if any, to which the Obligor is a party, and otherwise in writing in connection herewith or therewith;

         (g) TRADE NAMES, CHANGE OF NAME. The Obligor has not and does not operate in any jurisdiction under, or in the preceding twelve months has not had and has not operated in any jurisdiction under, any trade names, fictitious names or other names (including any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed on Schedule 4.1(g) Schedule 4.1(g). The Obligor has only operated under each name set forth in Schedule 4.1(g) in the jurisdiction or jurisdictions set forth opposite each such name on Schedule 4.1(g). The Obligor shall not change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on
                  Schedule 4.1(g) in the jurisdictions listed with respect to such names (including any names of divisions or operations) and new names and/or jurisdictions established in accordance with the last sentence of this Section 4.1(g). The Obligor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name or, to the extent such operation might impair the creation, maintenance, perfection or priority of any Security Interest granted hereunder, operate under any existing name in any additional jurisdiction until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new name and/or jurisdiction and, in the case of a new name, the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request;

                  and (ii) with respect to such new name and/or new jurisdiction, it shall have taken all action to maintain the Security Interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) at the request of the Collateral Agent, it shall have furnished an opinion of counsel or other evidence reasonably acceptable to the Collateral Agent to the effect that all financing and continuation statements and amendments or supplements thereto (and similar documents and filings under the law of any relevant jurisdiction) have been filed in the appropriate filing office or offices, and all other actions (including the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby (subject only to Permitted Liens) in respect of the types of Collateral referred to in
                  Section 2.1(1).

         (h)      UNITS. Subject to Section 11.19(a) of the Credit Agreement and
                  Section 4.1(a), to the extent any Unit is, or under applicable law is required to be, covered by any Unit Certificate and to the extent that any action under any applicable law in lieu of or in addition to the filing of financing statements under the PPSA or any other personal property security legislation enacted in any relevant jurisdiction are required to be taken so that the security interests in the respective Units created pursuant to this security agreement are fully perfected under such law, all such actions have been taken. Subject to Section 11.19(a) of the Credit Agreement and Section 4.1(a), in the event any change in applicable law in any relevant jurisdiction where any Unit is located, or a decision, opinion, ruling, regulation, decree or order of a court, or administrative, regulatory or governmental authority, of any relevant jurisdiction in which any Unit is located (whether involving the Obligor or any unrelated third person) shall render any of the information provided pursuant to the preceding sentence inaccurate in any respect, then the Obligor shall inform (in writing) the Collateral Agent of the respective change and shall promptly take such actions or cause such actions to be taken as the Collateral Agent shall request in order to create, maintain, establish or preserve the perfection of the security interest of the Collateral Agent in such Unit. Subject to Section 11.19(a) of the Credit Agreement and Section 4.1(a), as new Units are acquired after the date of this security agreement, or to the extent that Units are moved to different jurisdictions after the date of this security agreement, the Obligor shall take all actions with respect thereto (including, to the extent required under applicable law, causing a Unit Certificate to be issued which contains a notation of the security interest of the Collateral Agent thereon) as shall be required under applicable law to ensure that the security interests of the Collateral Agent therein are perfected under relevant law. Immediately upon any request of the Collateral Agent made for the purpose set forth in this sentence, the Obligor shall provide the serial numbers or vehicle identification numbers, as applicable, for each Unit and shall promptly take such actions or cause such actions to be taken as the Collateral Agent shall request in order to create, maintain, establish or preserve the perfection or priority of the Security Interest over other creditors or buyers or lessees of the Units in accordance with the PPSA or the personal property security legislation enacted in any relevant jurisdiction. As of the date hereof, none of the Units are self-propelled or constitute "motor vehicles" within the meaning of the PPSA and the Obligor will immediately notify the Collateral Agent if any Units become self-propelled or become "motor vehicles" within the meaning of the PPSA. None of the Units are "equipment" (as that term is defined in the PPSA) to the Obligor. None of the Contracts with account debtors (i) located in the Province of Ontario for the purposes of the PPSA constitute "security agreements" as defined therein; or
                  (ii) located outside of the Province of Ontario for the purposes of the personal property security legislation enacted in such jurisdiction are subject to the perfection, registration and priority provisions of such legislation. Subject to Section 11.19(a) of the Credit Agreement and
                  Section 4.1(a), the Obligor will take all such steps as may be necessary to perfect under the PPSA or the personal property security legislation enacted in any other relevant jurisdiction its interest in any Contracts which are subject to the perfection, registration and priority provisions of such legislation.

         (i)      SECURITIES AND INSTRUMENTS.

                  (i) The Obligor is the legal and beneficial owner of, and it has good and marketable title to all Collateral consisting of one or more Securities and it has sufficient interest in all Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no Lien, option or adverse claim whatsoever, except the Security Interest created by this security agreement);

                  (ii) No person, firm or corporation has or will have any written or oral option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement to acquire any right or interest in any of the Collateral consisting of Securities or Instruments;

                  (iii) The Obligor has full power, authority and legal right to pledge all the Collateral consisting of Securities and Instruments pledged by it pursuant to this security agreement;

                  (iv) All of the Collateral consisting of Securities and Instruments has been duly and validly issued and acquired, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

                  (v) Each of the Instruments pledged hereunder, constitutes, or when executed by the obligor thereof will to the knowledge of the Obligor constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

                  (vi) the pledge, collateral assignment and delivery to the Collateral Agent of the Collateral consisting of certificated Securities pursuant to this security agreement creates a valid and perfected first priority security interest in such certificated Securities, and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of such the Obligor which would include the Securities (other than Permitted Liens) and the Collateral Agent is entitled to all the rights, priorities and benefits afforded by the PPSA or other relevant personal property securities legislation as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

                  (vii) "POSSESSION" (within the meaning of the PPSA) has been obtained by the Collateral Agent over all Collateral consisting of Securities and Instruments.

         (j) TIMBER. The Obligor does not own, or expect to acquire, any property which constitutes, or would constitute, timber. If at any time after the date hereof, the Obligor owns, acquires or obtains rights to any timber, the Obligor shall furnish the Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail the timber and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Collateral Agent to perfect the security interest of the Collateral Agent therein.

SECTION 4.2       AFTER ACQUIRED RECEIVABLES.

         As of the time when each of its Receivables arises, the Obligor shall be deemed to have represented and warranted that each such Receivable, and all records, papers and documents delivered to the Collateral Agent relating thereto (if any) are genuine and in all respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to the knowledge of the Obligor, represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labour or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will, to the knowledge of the Obligor, be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will, to the knowledge of the Obligor, evidence true and valid obligations, enforceable in accordance with their respective terms, subject to adjustments customary in the business of the Obligor in accordance with past practice, and (iv) will be in compliance and will conform with all applicable federal, state and local laws and material applicable laws of any relevant foreign jurisdiction.

SECTION 4.3       MAINTENANCE OF RECORDS FOR RECEIVABLES AND CONTRACTS.

         The Obligor will keep and maintain at its own cost and expense accurate records of its Receivables and Contracts, including the originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and the Obligor will make the same available to the Collateral Agent for inspection on the Obligor's premises, at the Obligor's own cost and expense, at any and all reasonable times upon one Business Day's prior notice. Upon the occurrence and during the continuance of an Event of Default, at the request of the Collateral Agent, the Obligor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including all documents evidencing its Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by the Obligor). Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs, the Obligor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, its Receivables and the Contracts, as well as books, records and documents (if any) of the Obligor evidencing or pertaining to such Receivables with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

SECTION 4.4       MODIFICATION OF TERMS, ETC.

         The Obligor shall not rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or, except as permitted by the respective Secured Debt Agreements, sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent except as permitted by Section 4.5. The Obligor will duly fulfill all obligations on its part to be fulfilled under or in connection with its Receivables and the Contracts and will do nothing to impair the rights of the Collateral Agent in the Receivables or Contracts.

SECTION 4.5       COLLECTION.

         The Obligor shall, in accordance with its ordinary business practices, endeavour to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including amounts, services or products which are delinquent, such amounts, services or products to be collected in accordance with generally accepted lawful collection procedures) any and all amounts, services or products owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, prior to occurrence and continuance of an Event of Default, the Obligor may allow in the ordinary course of business as adjustments to amounts, services and products owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Obligor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or such other adjustments which the Obligor deems appropriate in the exercise of its commercially reasonable business judgment. The costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by the Obligor or the Collateral Agent, shall be borne by the Obligor.

SECTION 4.6       OBLIGOR REMAINS LIABLE.

         Anything herein to the contrary notwithstanding, the Obligor shall remain liable to observe and perform all of the conditions and obligations to be observed and performed under or with respect to the Collateral. Neither the Collateral Agent nor any Secured Creditor shall have any obligation or liability under or with respect to any Collateral by reason of or arising out of this security agreement or the receipt by the Collateral Agent or any Secured Creditor of any Collateral pursuant hereto, nor shall the Collateral Agent or any Secured Creditor be obligated in any manner to perform any of the obligations of the Obligor under or with respect to any Collateral.

SECTION 4.7       COLLATERAL IN THE POSSESSION OF A BAILEE.

         If any Inventory or other goods are at any time in the possession of a bailee, the Obligor shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall use its reasonable best efforts to promptly obtain an acknowledgement from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of the Obligor. The Collateral Agent agrees with the Obligor that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Obligor with respect to any such bailee.

SECTION 4.8       INTELLECTUAL PROPERTY

         As of the date hereof, the Obligor represents and warrants that, other than the rights to use certain Trade-marks licensed to the Obligor, as more particularly described in Section 4.9, there is no other Intellectual Property owned by or licensed to the Obligor which is material to and used by the Obligor in the conduct of its business.

SECTION 4.9       REPRESENTATIONS AND WARRANTIES CONCERNING TRADE-MARKS.

         The Obligor represents and warrants that (i) pursuant to the Trade-mark License Agreement, it is the authorized licensee of the Trade-marks listed on
Schedule 2.1(1)(h) (the "LICENSED TRADE-MARKS"), and the said trade-mark license is valid, subsisting and has not been cancelled, (ii) it is the true and lawful owner of the Trade-marks listed on Schedule 2.1(1)(h) (the "OWNED TRADE-MARKS"), and that such Licensed Trade-marks and Owned Trade-marks constitute all trade-marks, registrations of trade-marks and applications for registrations of trade-marks in the Canadian Intellectual Property Office - Trade-marks or the equivalent thereof in any other country, that the Obligor owns or uses that are material to its business as of the date hereof and that said registrations and applications are valid, subsisting and have not been cancelled. The Obligor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all Trade-marks that it uses. The Obligor further warrants that, it has no knowledge of any third party claim received by it, that any aspect of the Obligor's present or contemplated business operations infringes or will infringe any trade-mark, service mark or trade name of any other Person other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Obligor represents and warrants that the Obligor is not aware of any third-party claim that any registration is invalid or unenforceable, and is not aware that there is any reason that any registration is invalid or unenforceable. The Obligor represents and warrants that upon the recordation of Confirmation of a Security Interest in Intellectual Property in the form of Schedule 4.1(a) in the Canadian Intellectual Property Office - Trade-marks, together with filings of financial statements under the PPSA and pursuant to the personal property security legislation enacted in Alberta, all filings, registrations and recordings necessary or appropriate, to the extent permitted by applicable law, to perfect any security interest granted to the Collateral Agent in the Owned Trade-marks, if any, covered by this security agreement under applicable federal and provincial law will have been accomplished. The Obligor agrees, if and when it owns any Trade-marks, to execute such Confirmation of Security Interest in Intellectual Property covering all right, title and interest in any such Owned Trade-marks, and the associated goodwill, of the Obligor, and to record the same in the Canadian Intellectual Property Office - Trade-marks.

SECTION 4.10      TRADE-MARK LICENSES AND ASSIGNMENTS.

         Except as otherwise permitted by the Credit Agreement, the Obligor hereby agrees not to divest itself of any right under any material Trade-mark, including the Licensed Trade-marks, other than in the ordinary course of business in accordance with its reasonable business judgment absent the prior written approval of the Collateral Agent which shall not be unreasonably withheld or delayed.

SECTION 4.11      TRADE-MARK INFRINGEMENTS.

         The Obligor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who the Obligor believes is infringing, diluting or otherwise violating any of the Obligor's rights in and to any material Trade-mark, including the Licensed Trade-marks, in any manner that could reasonably be expected to have a Material Adverse Effect, or with respect to any party claiming that the Obligor's use of any material Trade-mark, including the Licensed Trade-marks, violates in any material respect any property right of that party. The Obligor further agrees to prosecute in accordance with reasonable business practices any person infringing any Trade-mark, including the Licensed Trade-marks, in any manner that could reasonably be expected to have a Material Adverse Effect.

SECTION 4.12      PRESERVATION OF TRADE-MARKS.

         The Obligor agrees to use its Trade-marks in connection with its business sufficiently, and to take all other actions as are reasonably necessary, to preserve such Trade-marks as trade-marks under the laws of Canada and any relevant foreign jurisdiction (other than any such Trade-marks which the Obligor determines, in its reasonable business judgement, are no longer used or useful in its business or operations), provided that such use with respect to the Licensed Trade-marks shall be subject to and in accordance with the terms of the Trade-mark License Agreement.

SECTION 4.13      MAINTENANCE OF TRADE-MARK REGISTRATION.

         The Obligor shall, at its own expense, diligently (i) do all things required by the Trade-mark License Agreement to remain in good standing thereunder, and (ii) process all documents, filings, applications, affidavits of use and applications for renewal required by the TRADE-MARKS ACT (Canada), or any other applicable law of Canada or any foreign equivalent thereof, to maintain registrations in respect of its material registered Trade-marks, if any, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent (other than with respect to registrations and applications that the Obligor determines, in its reasonable business judgement, are no longer useful or prudent to pursue).

SECTION 4.14      FUTURE REGISTERED TRADE-MARKS.

         If registration for any Trade-mark which is material and/or necessary to its business issues hereafter to the Obligor as a result of any application now or hereafter pending before the Canadian Intellectual Property Office - Trade-marks, or equivalent governmental agency in any foreign jurisdiction, within 30 days of receipt of the certificate evidencing such registration, the Obligor shall deliver to the Collateral Agent a copy of such certificate, and a Confirmation of Security Interest in Intellectual Property in the form of
Schedule 4.1(a) in respect of such Trade-mark, to the Collateral Agent and at the expense of the Obligor, confirming the grant of a security interest in such Trade-mark to the Collateral Agent hereunder.

SECTION 4.15 REPRESENTATIONS AND WARRANTIES CONCERNING PATENTS, COPYRIGHTS AND DESIGNS.

         The Obligor represents and warrants that it is the true and lawful owner of all rights in or otherwise has the right to use (i) all trade secrets and proprietary information necessary to operate the business of the Obligor (the "TRADE SECRET RIGHTS"), (ii) the Patents listed on Schedule 2.1(1)(h) and that such listed Patents include all the patents and applications for patents that the Obligor owns as of the date hereof, (iii) the Copyrights listed in
Schedule 2.1(1)(h) and that such listed Copyrights constitute all registrations of copyrights and applications for copyright registrations that the Obligor now owns, and (iv) the Designs listed in Schedule 2.1(1)(h) and that such listed Designs constitute all registrations of industrial designs and applications for industrial design registrations that the Obligor now owns. The Obligor further warrants that it has no knowledge of any third party claim that any aspect of the Obligor's present or contemplated business operations infringes or will infringe any patent or any copyright of any other Person or that the Obligor has misappropriated any trade secret or proprietary information which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Obligor represents and warrants that upon the recordation of Confirmation of a Security Interest in Intellectual Property in the form of Schedule 4.1(a) in the Canadian Intellectual Property Office - Patents, together with filings of financial statements under the PPSA and pursuant to the personal property security legislation enacted in Alberta, all filings, registrations and recordings necessary or appropriate, to the extent permitted by applicable law, to perfect the security interest granted to the Collateral Agent in the Patents covered by this security agreement, if any, under applicable federal and provincial law will have been accomplished. The Obligor agrees, if and when it owns any Patents, to execute such Confirmation of

Security Interest in Intellectual Property covering all right, title and interest in each such Patent, and the associated goodwill, of the Obligor, and to record the same in the Canadian Intellectual Property Office - Patents.

SECTION 4.16      PATENT, COPYRIGHT AND DESIGN LICENSES AND ASSIGNMENTS.

         Except as otherwise permitted by the Secured Debt Agreements, the Obligor hereby agrees not to divest itself of any right under any material Patent or Copyright or Design other than in the ordinary course of business, absent prior written approval of the Collateral Agent.

SECTION 4.17      PATENT, COPYRIGHT AND DESIGN INFRINGEMENTS.

         The Obligor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to the Obligor with respect to any infringement, contributory infringement or active inducement to infringe in any Patent, Copyright or Design or with respect to any claim that the practice of any Patent, or the use of any Copyright or Design violates any property right of any other Person or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property rights of any Person in each case, in any manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Obligor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute, in accordance with its reasonable business judgment, any Person infringing or misappropriating any Patent, Copyright, Design or Trade Secret Right, in each case, to the extent that such infringement or misappropriation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 4.18      MAINTENANCE OF PATENTS, COPYRIGHTS AND DESIGNS.

         At its own expense, the Obligor shall make timely payment of all post-issuance or other fees and take all other actions necessary to maintain in force its rights under each Patent, Copyright or Design of the Obligor, if any, absent prior written approval of the Collateral Agent (other than any such Patents, Copyrights or Designs which are no longer used or useful in its business or operations).

SECTION 4.19      PROSECUTION OF PATENT, COPYRIGHT AND DESIGN APPLICATIONS.

         At its own expense, the Obligor shall diligently prosecute all material applications for Patents, Copyrights and Designs listed in Schedule 2.1(1)(h), and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, (other than applications deemed by the Obligor to be no longer prudent to pursue) absent written consent of the Collateral Agent.

SECTION 4.20      FUTURE PATENTS, COPYRIGHTS AND DESIGNS.

         Within 30 days of the acquisition or issuance of a Patent, a Copyright registration or Design, or of filing of an application for a Patent, Copyright or Design, in each case, which is material or necessary to its business, the Obligor shall deliver to the Collateral Agent a copy of the certificate of registration of, or application for, such Patent, Copyright or Design, with a Confirmation of Security Interest in the form of Schedule 4.1(a) in respect of such Patent, Copyright or Design to the Collateral Agent and at the expense of the Obligor, confirming the grant of a security interest in such Patent, Copyright or Design to the Collateral Agent hereunder.

SECTION 4.21      REMEDIES CONCERNING INTELLECTUAL PROPERTY.

         In addition to the remedies set forth in Article 3, if the Security Interest becomes enforceable, the Collateral Agent may by written notice to the Obligor, take any or all of the following actions:

         (a) exercise, with respect to the Licensed Trade-marks, its rights pursuant to Section 2.5;

         (b) declare the entire right, title and interest of the Obligor in and to each of the Owned Trade-marks, if any, together with all trade-mark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney granted under
                  Section 3.5 to execute, cause to be acknowledged and notarized and record any document required by the Canadian Trade-marks Office or any equivalent government agency or office in any foreign jurisdiction in order to effect an absolute assignment of all right, title and interest in any Owned Trade-mark to the Collateral Agent and register the same with the applicable agency;

         (c) take and use or sell the Owned Trade-marks and the goodwill of the Obligor's business symbolized by the Owned Trade-marks and the right to carry on the business and use the assets of the Obligor in connection with which the Owned Trade-marks have been used;

         (d) in connection with the exercise of any of the other remedies provided for in this security agreement or any other Credit Document, direct the Obligor to refrain, in which event the Obligor shall refrain, from using the Owned Trade-marks or the Licensed Trade-marks in any manner whatsoever, directly or indirectly;

         (e) direct the Obligor to execute such other and further documents that the Collateral Agent may reasonably request to further confirm the foregoing and to transfer ownership of the Trade-marks and registrations and any pending trade-mark application in the Canadian Intellectual Property Office - Trade-marks or any equivalent government agency or office in any foreign jurisdiction to the Collateral Agent;

         (f) declare the entire right, title, and interest of the Obligor in each of the Patents, Copyrights and Designs, if any, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney granted under Section 3.5 to execute, cause to be acknowledged and notarized and record any document required by the Canadian Intellectual Property Office - Patents, - Copyrights or - Industrial Designs, as the case may be, or any equivalent government agency or office in any foreign jurisdiction in order to effect an absolute assignment of all right, title and interest in each Patent, each registered Copyright and each registered Design, in each case if any, to the Collateral Agent and register the same with the applicable agency;

         (g) in connection with the exercise of any of the other remedies provided for in this security agreement or any other Collateral Document, take and practice or sell the Patents, Copyrights and Designs, if any;

         (h) in connection with the exercise of any of the other remedies provided for in this security agreement or any other Collateral Document, direct the Obligor to refrain, in which event the Obligor shall refrain, from practising the Patents, the Copyrights and the Designs, if any, directly or indirectly; and

         (i) the Obligor shall execute such other and further documents as the Collateral Agent may reasonably request further to confirm the foregoing and to transfer ownership of the Patents, Copyrights and Designs, if any, to the Collateral Agent for the benefit of the Secured Creditors.

SECTION 4.22      STATUS OF ACCOUNTS COLLATERAL.

         The Obligor agrees that it shall, with respect to the Collateral (i) maintain books and records pertaining to the Collateral in such detail, form and scope as the Collateral Agent may reasonably require, and (ii) if any amount payable under or in connection with any account in excess of Cdn.$150,000 is evidenced by a promissory note, letter of credit or other instrument, immediately pledge, endorse, assign and deliver to the Collateral Agent the promissory note or instrument, as additional Collateral.

SECTION 4.23      BUSINESS OUTSIDE CERTAIN JURISDICTIONS.

         The Obligor agrees that it shall notify the Collateral Agent in writing:

         (a) at least 10 Business Days prior to any of the following changes becoming effective, of (i) any proposed change in the location of any place of business of the Obligor or any of its Subsidiaries and

                  (ii) tangible property of the Obligor or any of its Subsidiaries being stored in any place outside the Province(s) of Ontario, Quebec, Alberta, British Columbia, Manitoba and Saskatchewan; and

         (b) of (i) any change, to the knowledge of the Obligor, in the location of the chief executive office or head office of each account debtor of the Obligor and each of its Subsidiaries to a jurisdiction other than any province of Canada or state in the United States of America; or (ii) any new account debtor with its chief executive office or head office in a jurisdiction other than any province of Canada or state in the United States of America; or (iii) any change, to the knowledge of the Obligor, in the location of Units leased to customers of the Obligor and each of its Subsidiaries to a jurisdiction other than the jurisdictions specified under the heading "LEASED UNITS" in Schedule 4.1(d).

SECTION 4.24      INSURANCE.

         Except as otherwise permitted by the Credit Documents, the Obligor will do nothing to impair the rights of the Collateral Agent in the Collateral. The Obligor will at all times keep its Inventory and equipment (including the Units) insured in favour of the Collateral Agent, at the Obligor's own expense to the extent required by the Credit Agreement against fire, theft and all other risks to which such Collateral may be subject; all policies or certificates with respect to such insurance shall be endorsed to the Collateral Agent's reasonable satisfaction for the benefit of the Collateral Agent (including by naming the Collateral Agent as additional insured and loss payee) and deposited with the Collateral Agent. If the Obligor shall fail to insure such Inventory and equipment (including the Units) to the extent required by the Credit Agreement, or if the Obligor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent, shall have the right (but shall be under no obligation), upon five Business Days' prior written notice to the Obligor, to procure such insurance and the Obligor agrees to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance. Upon the occurrence and during the continuance of an Event of Default (or a Default under Section 9.1(e) of the Credit Agreement), the Collateral Agent may apply any proceeds of such insurance required to be maintained pursuant to this Section 4.24 in accordance with Section 5.10. The Obligor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of the Obligor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Obligor.

SECTION 4.25      PERFECTION AND PROTECTION OF SECURITY INTEREST.

         The Obligor agrees that it shall perform, execute and deliver, and cause its Subsidiaries to perform, execute and deliver, all acts, agreements, and other documents as may be reasonably requested by the Collateral Agent at any time to register, file, signify, publish, perfect, maintain, protect, and enforce the Security

Interest including (i) executing, recording and filing of the Credit Documents and financing or continuation statements in connection therewith, in form and substance satisfactory to the Collateral Agent, acting reasonably, and pay all taxes, fees and other charges payable in connection therewith, (ii) delivering to the Collateral Agent the originals of all instruments, documents and chattel paper and all other Collateral of which the Collateral Agent reasonably determines it should have physical possession in order to perfect and protect the Security Interest, duly endorsed or assigned to the Collateral Agent, (iii) delivering to the Collateral Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are listed, (iv) placing notations on its books of account to disclose the Security Interest, (v) delivering to the Collateral Agent all letters of credit on which the Obligor or any of its Subsidiaries is named beneficiary, and (vi) taking such other steps as are deemed necessary by the Collateral Agent, acting reasonably, to maintain the Security Interest.

SECTION 4.26      ADDITIONAL SECURITY.

         The Obligor agrees that it shall grant, and cause each of its Subsidiaries to grant, to the Collateral Agent, for the benefit of the Secured Creditors, security interests and mortgages in such assets and properties of the Obligor or such Subsidiary as are not covered by the original Credit Documents or as may be reasonably requested from time to time by the Collateral Agent pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent constituting valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens, except for Permitted Liens.

SECTION 4.27      FINANCING STATEMENTS.

         The Obligor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time request or as are necessary in the reasonable opinion of the Collateral Agent to establish and maintain a valid, enforceable and first priority (subject only to Permitted Liens) perfected security interest in the Collateral as provided herein and in the other rights and security contemplated hereby all in accordance with the PPSA or the personal property security legislation as enacted in any and all relevant jurisdictions or any other relevant law. The Obligor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. The Obligor hereby authorizes the Collateral Agent to file any such financing statements without the signature of the Obligor where permitted by law.

SECTION 4.28      DEPOSIT ACCOUNTS.

(1) The Obligor does not maintain, and shall not at any time after the date hereof establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts which are permitted pursuant to Section 8.16 of the

         Credit Agreement. Schedule 4.28 accurately sets forth each account maintained by the Obligor (including a description thereof and the respective account number), the name of the respective bank with which such account is maintained, and the branch of the bank at which such account is maintained. For each account, the Obligor shall cause the bank with which the account is maintained to execute and deliver to the Collateral Agent, within 30 days after the Collateral Agent's request therefor, a "control agreement" in the form of Exhibit "A" to Schedule
         4.28 (appropriately completed) with such changes thereto as may be acceptable to the Collateral Agent. The Collateral Agent and the Obligor agree that: (i) the control agreement regarding deposit accounts between the Obligor, The Bank of Nova Scotia and the Collateral Agent dated as of May 10, 2002 (the "EXISTING CONTROL AGREEMENT") constitutes a control agreement for the purposes of this
         Section 4.28; and (ii) the Existing Control Agreement is confirmed in all respects and shall continue in full force and effect. If any bank with which such account is maintained refuses to, or does not, enter into such a control agreement, the Obligor shall promptly (and in any event within 30 days of the date of the respective request) close the respective account and transfer all balances therein to another account meeting the requirements of this Section 4.28 (with respect to which a "control agreement" meeting the foregoing requirements has been entered into and is in full force and effect). If any bank with which an account is maintained refuses to subordinate all of its claims with respect to such account to the Collateral Agent's security interest therein on terms satisfactory to the Collateral Agent, then the Collateral Agent, at its option, may (x) require that such account be terminated in accordance with the immediately preceding sentence or (y) agree to a control agreement without such subordination, provided that in such event the Collateral Agent may at any time, at its option, subsequently require that such account be terminated (within 30 days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence.

(2) The Obligor shall not establish any new demand, time, savings, passbook or similar accounts, except for accounts established and maintained with banks and meeting the requirements of Section 4.28(1). At the time such an account is established, to the extent so requested by the Collateral Agent, the appropriate control agreement shall be executed in accordance with the requirements of Section 4.28(1) and the Obligor shall furnish to the Collateral Agent a supplement to Schedule 4.28 containing the relevant information with respect to the respective account and the bank with which the same is established.

(3) The Collateral Agent (x) shall not deliver a Notice of Exclusive Control (as defined in the Form of Control Agreement attached hereto as Exhibit "B") pursuant to any "control agreement" (other than with respect to any account maintained with the Collateral Agent) to any bank with which the Obligor has established an account unless an Event of Default then exists and is continuing, (y) shall not give instructions (as contemplated in the first sentence of Section 2(1) of Exhibit "B") as to the withdrawal or disposition of funds in any account in any such "control agreement" (other than with respect to any account maintained with the Collateral Agent) unless an Event of Default then exists and is continuing, and (z) shall provide the Borrower in accordance with the notice provisions in the Credit Agreement with a copy of any such Notice of Exclusive Control delivered pursuant to any such "control agreement".

                                   ARTICLE 5
                                    GENERAL

SECTION 5.1       NOTICES.

         Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Collateral Agent or the Obligor shall not be effective until received by the Collateral Agent or the Obligor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

         (a)      to the Obligor at:

                  c/o Williams Scotsman, Inc.
                  8211 Town Center Drive
                  Baltimore, Maryland 21236-5997

                  Attention:  John B. Ross

                  Telephone:  (410)931-6000 ext.6105
                  Facsimile:  (410)931-6117

                  With a copy to:

                  Davies Ward Phillips & Vineberg LLP
                  1 First Canadian Place
                  44th Floor
                  P.O. Box 63 Toronto, Ontario
                  M5X 1B1

                  Attention:  Kent F. Beattie

                  Telephone:  (416) 367-6927
                  Facsimile:  (416) 863-0871

         (b)      to the Collateral Agent at:

                  Deutsche Bank Trust Company Americas
                  60 Wall Street
                  New York, New York  10005

                  Attention:  Credit Department

                  Telephone:  (212) 250-3427
                  Facsimile:  (212) 797-4655

                  With a copy to:

                  Deutsche Bank Securities Inc.
                  222 South Riverside Plaza
                  Chicago, IL  60606

                  Attention:  Steven Friedlander

                  Telephone:  (312) 537-1847
                  Facsimile.: (312) 537-1327

         (c) to any Bank Creditor, other than the Collateral Agent, at such address as such Bank Creditor shall have specified in the Credit Agreement;

         (d) to any Interest Rate Creditor at such address as such Interest Rate Creditor shall have specified in writing to the Obligor and the Collateral Agent;

         (e) to the Senior Secured Notes Trustee or any other Second Lien Creditor, at:

                  U.S. Bank, National Association
                  60 Livingston Avenue
                  EP-MN-WS3C
                  St. Paul, MN 55107-2292

                  Attention:  Richard Prokosch

                  Telephone: (651) 495-3918
                  Facsimile: (651) 495-8097

or at such address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

SECTION 5.2       DISCHARGE.

(1) The Security Interest shall be discharged upon, but only upon the Termination Date. Upon discharge of the Security Interest and at the request and expense of the Obligor, the Collateral Agent shall execute and deliver to the Obligor such releases, discharges, financing statements and other documents or instruments as the Obligor may reasonably require and transfer and deliver to the Obligor the Collateral in its possession.

(2) So long as no payment default on any of the Obligations is in existence or would exist after the application of proceeds as provided below, the Collateral Agent shall, at the request of the Obligor, release any or all of the Collateral, provided that (x) such release is permitted by the terms of the Secured Debt Agreements or otherwise has been approved in writing by the Required Lenders or, to the extent required, all of the Lenders and (y) the proceeds of such Collateral are applied to the extent required pursuant to the respective Secured Debt Agreements or any consent or waiver with respect thereto. Furthermore, upon the release of the Obligor from the guarantee in accordance with the provisions thereof, the Obligor (and the Collateral at such time assigned by the Obligor pursuant hereto) shall be released from this security agreement.

(3) At any time that the Obligor desires that the Collateral Agent take any action to give effect to any release of Collateral pursuant to the foregoing Section 5.2(1) or Section 5.2(2), it shall deliver to the Collateral Agent a certificate signed by an authorized officer stating that the release of the respective Collateral is permitted pursuant to
         Section 5.2(1) or Section 5.2(2); provided that, so long as no Default or Event of Default has occurred and is continuing, in the event the Obligor sells Units or other Inventory in the ordinary course as (and to the extent) permitted elsewhere in the Credit Documents, the Obligor shall not be required to deliver a certificate in connection therewith and the release of such Units or other Inventory shall be effected as contemplated by the Bailee Agreement and Custodian Agreement. In the event that any part of the Collateral is released as provided in
         Section 5.2(2), the Collateral Agent, at the request and expense of the Obligor, will duly assign, transfer and deliver to the Obligor or its designee (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this security agreement. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 5.2. Upon any release of Collateral pursuant to Section 5.2(1) or Section 5.2(2), none of the Secured Creditors shall have any continuing right or interest in such Collateral, or the proceeds thereof.

(4) To the extent not otherwise provided in preceding clauses, the Collateral Agent shall without the consent of any Secured Creditor, release all or any portion of the Collateral securing the Second Lien Obligations to the extent provided in the Senior Secured Notes Indenture.

SECTION 5.3       NO MERGER, SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         This security agreement shall not operate by way of merger of any of the Obligations and no judgment recovered by the Collateral Agent or any of the Secured Creditors shall operate by way of merger of, or in any way affect, the Security Interest, which is in addition to, and not in substitution for, any other security now or hereafter held by the Collateral Agent and the Secured Creditors in respect of the Obligations. The representations and warranties herein set forth or contained in any certificates or documents delivered to the Collateral Agent or the Secured Creditors pursuant to this security agreement or the other Credit Documents shall not merge in or be prejudiced by and shall survive any accommodation under the Credit Agreement and shall continue in full force and effect until the Security Interest has been discharged in accordance with Section 5.2.

SECTION 5.4       FURTHER ASSURANCES.

         The Obligor shall from time to time, whether before or after the Security Interest shall have become enforceable, do all acts and things and execute and deliver all transfers, assignments and instruments as the Collateral Agent may reasonably require for (i) protecting the Collateral, (ii) perfecting the Security Interest, and (iii) exercising all powers, authorities and discretions conferred upon the Collateral Agent pursuant to or in connection with this security agreement, or the other Credit Documents. The Obligor shall, from time to time after the Security Interest has become enforceable, do all acts and things and execute and deliver all transfers, assignments and instruments as the Collateral Agent may reasonably require for facilitating the sale or other disposition of the Collateral in connection with its realization.

SECTION 5.5       SUPPLEMENTAL SECURITY.

         This security agreement is in addition and without prejudice to and supplemental to all other security now held or which may hereafter be held by the Collateral Agent or the Secured Creditors.

SECTION 5.6       SUCCESSORS AND ASSIGNS.

         This security agreement shall be binding upon the Obligor, its successors and assigns, and shall enure to the benefit of the Collateral Agent and its successors and assigns. All rights of the Collateral Agent shall be assignable and in any action brought by an assignee to enforce any such right, the Obligor shall not assert against the assignee any claim or defence which the Obligor now has or hereafter may have against the Collateral Agent or any of the Secured Creditors.

SECTION 5.7       SEVERABILITY.

         If any provision of this security agreement is deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

SECTION 5.8       WAIVERS, ETC.

         None of the terms and conditions of this security agreement or any of the other Collateral Documents to which the Obligor is a party may be changed, waived, modified or varied in any manner except as provided in the U.S. Security Agreement, provided that for purposes of this Section 5.8 the term "Assignor" as defined in the U.S. Security Agreement means "Obligor" as defined herein. Nothing in this section shall be interpreted to derogate from the provisions contained in Section 5.2 of this security agreement.

SECTION 5.9 COLLATERAL AGENT AND/OR SECURED CREDITORS NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER

(1) Nothing herein shall be construed to make the Collateral Agent or any other Secured Creditor liable as a member of any limited liability company, unlimited liability company or partnership and neither the Collateral Agent nor any other Secured Creditor by virtue of this security agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company, unlimited liability company or partnership. The parties hereto expressly agree that, unless the Collateral Agent shall become the absolute owner of Collateral consisting of the entire interest owned by the Obligor in a limited liability company, unlimited liability company or partnership pursuant hereto, this security agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any other Secured Creditor and/or the Obligor.

(2) Except as provided in the last sentence of Section 5.9(1), the Collateral Agent, by accepting this security agreement, did not intend to become a member of any limited liability company, unlimited liability company or partnership or otherwise be deemed to be a co-venturer with respect to the Obligor or any limited liability company, unlimited liability company or partnership either before or after an Event of Default shall have occurred. The Collateral Agent shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company, unlimited liability company or partnership or the Obligor except as provided in the last sentence of
         Section 5.9(1).

(3) The Collateral Agent and the other Secured Creditors shall not be obligated to perform or discharge any obligation of the Obligor as a result of the Security Interest hereby granted.

(4) The acceptance by the Collateral Agent of this security agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Collateral Agent or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

SECTION 5.10      APPLICATION OF PROCEEDS.

(1) All monies collected by the Collateral Agent upon any sale or other disposition of the Collateral, together with all other monies received by the Collateral Agent hereunder or under any other Collateral Document which requires proceeds of Collateral to be applied in accordance with this security agreement, shall be applied and payments shall be made in accordance with Section 7.4 of the U.S. Security Agreement.

(2) It is understood that the Obligor shall remain liable to the extent of any deficiency between (x) the amount of the proceeds of the Collateral and (y) the aggregate outstanding amount of the Obligations.

SECTION 5.11      INDEMNITY.

(1) The Obligor agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor that is an indemnitee under Section 6 of Annex N to the U.S. Security Agreement and their respective successors, permitted assigns, employees, affiliates and agents (referred to individually as "Indemnitee", and collectively as "INDEMNITEES") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable fees and disbursements of counsel and other professionals) (for the purposes of this Section 5.11 the foregoing are collectively called "EXPENSES") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this security agreement, any other Secured Debt Agreement to which the Obligor is a party or any other document executed in connection herewith or therewith to which the Obligor is a party or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights hereunder or thereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including latent or other defects, whether or not discoverable), the violation of laws any country, state, province or other Governmental Entity, any tort (including claims arising or imposed under the doctrine of strict liability, or for or on account of injury or death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 5.11(1) for losses, damages or liabilities to the extent caused by the gross negligence or wilful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and unappealable decision). The Obligor agrees that upon written notice by any Indemnitee of the assertion of such liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgement, the Obligor shall assume full responsibility for the defence thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Obligor of any such assertion of which such Indemnitee has knowledge.

(2) Without limiting the application of Section 5.11(1), the Obligor agrees to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and the Security Interest in, the Collateral, including all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance paid by the Collateral Agent with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(3) Without limiting the application of Section 5.11(1) or Section 5.11(2), the Obligor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Obligor in this security agreement, any other Secured Debt Agreement to which the Obligor is a party or in any writing contemplated by or made or delivered pursuant to or in connection with this security agreement or any other Secured Debt Agreement to which the Obligor is a party.

(4)      If and to the extent that the obligations of the Obligor under this
         Section 5.11 are unenforceable for any reason, the Obligor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

SECTION 5.12      INDEMNITY OBLIGATIONS SECURED BY COLLATERAL; SURVIVAL.

         Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Obligor contained in Section 5.11 and Section
5.12 shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued and Loans made, under the Credit Agreement, the termination of all Interest Rate Agreements entered into with the Interest Rate Creditors, the full repayment of all the outstanding Senior Secured Notes and the payment of all other Obligations and notwithstanding the discharge thereof.

SECTION 5.13      COLLATERAL AGENT.

         By accepting the benefits of this security agreement, each Secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in this security agreement and in Annex N to the U.S. Security Agreement. Notwithstanding anything to the contrary contained in Section 5.8 of this security agreement or Section 11.10 of the Credit Agreement, this Section 5.13, and the duties and obligations of the Collateral Agent set forth in this Section 5.13, may not be amended or modified without the consent of the Collateral Agent.

SECTION 5.14      GOVERNING LAW.

         This security agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SECTION 5.15      CONFLICTS.

         Notwithstanding anything to the contrary contained in this security agreement, in the event of any conflict between the provisions of this security agreement, the Intercreditor Agreement or any other Collateral Document and the provisions of the Senior Secured Notes Documents, the terms of this security agreement, the Intercreditor Agreement and the other Collateral Documents shall prevail.

SECTION 5.16      ACKNOWLEDGEMENT AND CONFIRMATION

         The Obligor hereby acknowledges, confirms and agrees to and with the Collateral Agent and each of the First Lien Creditors that:

(1) it has been provided with and has reviewed the terms and conditions of the Second Amendment and hereby consents to the terms and conditions of the Second Amendment;

(2) the Guarantee extends to, INTER ALIA, the obligations of the Borrower now or hereafter incurred under, arising out of or in connection with the Original Credit Agreement, as amended by the Second Amendment, and as the same may be from time to time further amended, modified, extended, renewed, replaced, restated or supplemented and including any agreement extending the maturity of (including the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders; and

(3) the Guarantee and the other Credit Documents to which it is a party remain in full force and effect notwithstanding the amendments to the Original Credit Agreement pursuant to the Second Amendment and each Credit Document to which it is a party constitutes a legal, valid and binding obligation of the Obligor enforceable in accordance with its terms.

         IN WITNESS WHEREOF each of the Obligor and the Collateral Agent has caused this security agreement to be executed by its duly authorized officer as of the date first above written.

                                            WILLIAMS SCOTSMAN OF CANADA, INC.



                                            By: /s/ John C. Cantlin
                                                -------------------------------
                                                Name:  John C. Cantlin
                                                Title: Senior Vice President,
                                                       Chief Financial Officer
                                                       and Treasurer


                                            DEUTSCHE BANK TRUST COMPANY AMERICAS



                                            By: /s/ Mark E. Funk
                                                -------------------------------
                                                Authorized Signing Officer